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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 _____________

                                    FORM 8-K
                                 _____________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 22, 1999



                                LHS Group Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                        000-22409                      58-2224883
(State or other jurisdiction      (Commission File Number)    (IRS Employer Identification No.)
    of incorporation)



                       Six Concourse Parkway, Suite 2700
                            Atlanta, Georgia  30328
                    (Address of Principal Executive Offices)

                                  770-280-3000
              (Registrant's telephone number, including area code)



                                  Page 1 of 14
                          Index to Exhibits on Page 13


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Item 5.    Other Events.

     (a) On February 22, 1999, LHS Group Inc. announced certain consolidated financial information as of, and for the quarter and year ended, December 31, 1998. This information is contained in a press release that is filed as Exhibit
99.1 to this Report.

     (b) Also on February 22, 1999, LHS Group Inc. announced the introduction of its object-oriented, next generation customer care and billing software, "Targys-the millennium series." Information regarding this product introduction is contained in a press release that is filed as Exhibit 99.2 to this Report.

     (c)

                                  RISK FACTORS

     We must adapt to changes in technology, products, industry standards and customer needs.

     The telecommunications industry is characterized by rapidly changing technology and evolving industry standards. Also, customer needs frequently change, and competitors constantly introduce new products and services. To be successful, we must:

     .  use leading technologies effectively;
     .  continue developing our technical expertise;
     .  enhance our existing products and services;
     . develop new products and services; and . meet changing customer needs on a timely and cost-effective basis.

If we fail to do any of these things, our customers may choose to purchase products and services from our competitors.

     We continually introduce our products and services into new markets. If our products do not adequately meet the demands of these new markets, we could experience decreased revenues. We could experience difficulties in the development of products and services for new and existing markets that could delay or prevent the successful development, introduction and marketing of these products and services. Our failure to develop and introduce new products and services in a timely manner, or the lack of success of a new release of a product in the market, would likely result in a material adverse effect on our business, operating results and financial condition.

     We cannot assure you that we will effectively manage our growth

     Over the last three years, we have greatly expanded our operations, placing considerable demand on our administrative, operational and financial personnel and systems. Further expansion may place additional strains on our resources. To address these expansion issues, we may have to make substantial expenditures and devote further management time and resources to:

     . improve or replace our management information, financial and other reporting systems;

     .  standardize BSCS installation methods;
     .  further develop our infrastructure;
     . develop and coordinate strategies, operations and product development among our operations in the Americas, Europe and Asia;
     .  maintain customer satisfaction;
     . manage changing business conditions; and . recruit, train and retain qualified consulting, technical, sales, financial, marketing and management personnel.

We cannot assure you that our existing resources, systems and space will be able to adequately support our further expansion. Our failure to respond appropriately to growth and change would likely result in a material adverse effect on the quality of our services, our ability to retain key personnel and our business.

     We depend on large contracts from a limited number of customers.

     We provide customized billing and customer handling systems to telecommunications carriers in the wireline and wireless markets. Although no single customer accounted for more than 10% of our revenues in 1998, we have traditionally relied upon, and expect to continue to rely upon, large contracts from a limited number of customers. This can cause our revenues and earnings to fluctuate between quarters based on the timing of orders and realization of revenues from these orders.

     Some of the telecommunications industry's established carriers are forming alliances, while others are consolidating. If a consolidation or alliance involves one of our customers, that customer may switch to another billing system. In addition, none of our major customers has any obligation to purchase additional products or services from us. The loss of one of our major customers because of industry consolidation or otherwise would likely result in a material adverse effect on our business, operating results and financial condition.

     Our success depends on developing relationships with new customers in a very competitive telecommunications market.

     The wireline and wireless markets have grown significantly and become much more competitive in recent years. This growth may not continue, and we may not be able to successfully market and sell our products in these competitive markets. It is critical to our continued success that we develop relationships with new customers. Our failure to develop relationships with new customers, or the failure of our customers to compete effectively in the telecommunications market, would likely result in a material adverse effect on our business, operating results and financial condition.

     Many of our potential customers are new entrants in the telecommunications market and lack significant financial and other resources. We may be required to offer them alternative pricing arrangements, including deferred payments, if we want these new market entrants to be our customers. We may not be able to develop customer

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relationships with these new entrants, but even if we do, there is no guarantee that these customers will be successful. If they are not successful, they may reduce or discontinue their purchases from us. If we have permitted customers to pay us on a deferred basis, we may be unable to collect payments from these customers. Any one of these factors could have a material adverse effect on our business, operating results and financial condition.

     We cannot assure you that expansion of our products and services into new geographic markets and applications will be successful.

     We plan to continue expanding our products and services into new geographic markets and to carriers offering new applications of their telecommunications services. Our failure to successfully establish ourselves in new markets would likely result in a material adverse effect on our business.

     Our success is dependent on our relationships with consulting firms and systems integration firms.

     Consulting firms and systems integration firms help us with marketing, sales, lead generation, customer support and installation of our products. In order to grow successfully, we must maintain our relationships with these firms and generate new business opportunities through joint marketing and sales with them.

     We also serve as subcontractor to consulting firms and systems integration firms where those firms provide information technology to end-user customers. In these cases we depend heavily on these firms to install our products and to train end-users to use our products. Incorrect product installation, failure to properly train the end-user, or general failure of the firm to satisfy the customer could have a negative effect on our relationships with the contracting firm and the customer. Such problems could damage our reputation and the reputation of our products and services.

     Obstacles we may encounter to forging long-term relationships with consulting and systems integration firms include:

     . we have no exclusive agreements with any consulting and systems integration firms;
     . many consulting and systems integration firms have more established relationships with our principal competitors; and
     . many consulting and systems integration firms have the resources to compete with us by developing their own products and services.

These firms may discontinue their relationships with us and/or develop relationships with our competitors. Our inability to establish and maintain effective, long-term relationships with these firms, and their failure to meet the needs of our customers, would likely adversely affect our business.

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     Prior to 1996, we had contracts pursuant to which we gave certain systems integration firms our kernel source code and the right to market and sell versions of our products that these firms independently modified. A few U.S. carriers had problems with our products as modified and installed by these firms. This damaged our reputation and credibility and that of our products, and we may have lost the confidence of the affected carriers. Although we have terminated all of these types of contracts, we cannot assure you that there will not be further damage to our reputation and credibility in the U.S. that could have a material adverse effect on our business.

     The telecommunications billing and customer care systems industry is very competitive.

     The telecommunications billing and customer care systems industry is very competitive. We expect competition to increase in the future.

     Some of the independent providers we compete with are:

     .  Alltel
     .  AMDOCS
     .  CBIS
     .  ITDS
     .  Kenan
     .  Kingston-SCL
     .  SEMA Group

We also compete with systems integrators and internal billing departments of larger telecommunications carriers.

     Many of our competitors have advantages over us, including:

     .  longer operating histories;
     .  larger customer bases;
     . substantially greater financial, technical, sales, marketing and other resources; and
     .  greater name recognition.

     Our current and potential competitors have established, and may continue to establish in the future, cooperative relationships among themselves or with third parties to increase their ability to compete with us. In addition, competitors may be able to adapt

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more quickly than us to new or emerging technologies and changes in customer needs, or to devote more resources to promoting and selling their products. New competitors or alliances among competitors could also result in these competitors quickly gaining significant market share.

     We believe that our ability to compete successfully in our markets is affected by these principal factors:

     .  development of competing software and services;
     .  price of competing software and services;
     . responsiveness to customer needs; and . hiring, retaining and motivating key personnel.

Our failure to adapt to market demands and to compete successfully with existing and new competitors would have a material adverse effect on our business.

     As we expand, we will market our products and services to carriers in markets that we do not currently serve. We may encounter new competitors upon entry into these markets that may have greater financial, technical, personnel and marketing resources than we do. We cannot assure you that we will be able to successfully identify and address the demands for these new markets or that we can continue to compete effectively in our current markets. Our failure to maintain our competitiveness in current or new markets would have a material adverse effect on our business, operating results and financial condition.

     Our success depends upon our ability to attract and retain key personnel.

     Our future success depends in large part on the continued service of our key management, sales, product development and operational personnel, including Hartmut Lademacher, Chairman of the Board and Chief Executive Officer. Since it is our goal to continue our expansion, our success also depends on our ability to attract and retain highly qualified technical, managerial, sales and marketing personnel. Competition is intense for the recruitment of highly qualified personnel in the software and telecommunications services industry. We may not be able to successfully retain or integrate existing personnel or identify and hire additional personnel. Our inability to hire and retain qualified personnel would likely have a material adverse effect upon our current business, new product development efforts and future business prospects. We do not currently maintain key person insurance coverage for any of our employees.

     The success of our international business operations is subject to many uncertainties.

     We conduct a substantial portion of our business outside of the Americas. In each of 1997 and 1998, our sales outside the Americas represented approximately 60% of our total revenues. We expect a majority of our revenues to continue to be provided from our European and Asian operations. Our international business may be adversely affected by the following:

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     .  unexpected changes in regulatory requirements;
     .  tariffs and other trade barriers;
     . difficulties in customizing our products for use in foreign countries; . longer accounts receivable payment cycles;
     .  difficulties in managing international operations;
     . availability of trained personnel to install and implement our systems; . political instability;
     .  potentially adverse tax obligations;
     . restrictions on the repatriation of earnings; and . the burdens of complying with a wide variety of foreign laws and regulations.

     In addition, the laws of some foreign countries do not protect our intellectual property rights to as great an extent as the laws of the United States. There can be no assurance that such factors will not have a material adverse effect on our international revenues and earnings or our overall financial performance.

     If we cannot provide financing for potential customers, we may not get their business.

     Certain of our potential customers may require financing to fund purchases of our products. In particular, our ability to increase sales to start-up telecommunications carriers with limited financial resources in the future will depend significantly upon our ability to arrange financing for these customers. We may not be able to successfully implement a vendor financing program for these customers or to assist them in obtaining alternative financing for our products. In such event, we will have decreased revenues.

     Failure to obtain Year 2000 compliance may negatively affect our business

     The term "Year 2000 issue" is used to describe the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other machinery as the year 2000 is approached and reached. These problems could result in a system failure or miscalculations causing disruptions of our operations, including an inability to process transactions, send invoices, or engage in similar normal business activities.

     Although we believe that our internal systems and software products are Year 2000 compliant, we are vulnerable to the risk that our customers, government agencies, significant suppliers and other third parties will not be able to remedy their own Year 2000 issues. We rely, both domestically and internationally, upon government agencies, utility companies, telecommunication service companies and other service providers outside of our control. Such suppliers, governmental agencies, or other third parties or

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our customers may suffer a Year 2000 business disruption. Such failures could have a material adverse effect on our business, operating results and financial condition.

     We have not developed a contingency plan to address the results of our analysis of the most reasonably likely worst case Year 2000 scenarios. Consequently, we are not able to determine at this time whether the consequences of Year 2000 failures will have a material impact on our operations, but they may.

     Exchange rate fluctuations between the U.S. dollar and other currencies in which we do business may result in currency translation losses.

     A significant portion of our revenues are denominated in the German Deutsche Mark. We also have revenues denominated in the Swiss Franc and the Malaysian Ringgit. The value of the German Deutsche Mark against the Euro was fixed upon the introduction of the Euro on January 1, 1999. Consequently, fluctuations in exchange rates between the U.S. Dollar and the Euro may have a material adverse effect our business, operating results and financial condition and could also result in significant exchange losses. Foreign currency transaction gains and losses are a result of transacting business in certain foreign locations in currencies other than the functional currency of the location. We attempt to balance our revenues and expenses in each currency to minimize net foreign currency risk. To the extent that we are unable to balance revenues and expenses in a currency, fluctuations in the value of the currency in which we conduct our business relative to the functional currency have caused and will continue to cause currency transaction gains and losses. We cannot accurately predict the impact of future exchange rate fluctuations on our results of operations.

     We have not sought to hedge the risks associated with fluctuations in exchange rates but may undertake such transactions in the future. Any hedging techniques which we implement in the future may not be successful, and exchange rate losses could be exacerbated by hedging techniques that we use.

     Our European operations expose us to heightened Euro conversion risks.

     Because of our significant operations in Europe, we are particularly exposed to risks resulting from the conversion by certain European Union member states of their respective currencies to the Euro as legal currency on January 1, 1999. The conversion rates between such European Union member states' currencies and the Euro have been fixed by the European Union's council; however, the mandatory switch to the Euro will not occur until June 30, 2002. We will be modifying our software during the period of conversion to the Euro and intend to complete such work and have our products Euro compliant by such time. Risks to us related to the conversion of the Euro include:

     . effects on pricing due to increased cross-border price transparency; . costs of modifying information systems, including both software and hardware;

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     .  costs of modifying our software products to accommodate Euro conversion;
     . costs of relying upon third parties whose systems also require modification;
     . changes in the conduct of business; and . changes in the currency exchange rate.

     The actual effects of the Euro conversion could have a material adverse effect on our business, operating results and financial condition.

     We have only limited protection of our proprietary rights and technology.

     We rely primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights and technology. These laws and contractual provisions provide only limited protection. We have no patents or patent applications pending, no copyrights and only a limited number of registered trademarks. It may be possible for a third party to copy or otherwise obtain and use our technology without authorization or to develop similar technology independently. Also, the laws of certain countries in which we sell our products do not offer as much protection of our proprietary rights as the laws of the United States. Unauthorized copying or misuse of our products or proprietary rights could have a material adverse effect on our business, operating results and financial condition.

     We may not be successful in avoiding claims that we infringe others' proprietary rights.

     Many patents, copyrights and trademarks have been issued in the general areas of information and telecommunications. We expect that software developers will be increasingly subject to infringement claims as the number of products and competitors providing products and services to the telecommunications industry grows. Third parties may claim that our current or future products infringe their proprietary rights. Infringement claims, with or without merit, could

     .  result in costly litigation;
     .  require significant management resources;
     .  cause product shipment delays;
     . require us to enter into unfavorable royalty or licensing agreements; or . cause us to discontinue the use of the challenged trade name, service mark or technology.

Consequently, infringement claims could have a material adverse effect on our business, operating results and financial condition.

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     Our software may contain undetected errors.

     The software that we have developed and sold to our customers may contain undetected errors. Although we test our software prior to installing it in a customer's network, we may discover errors after the installation. The cost to fix the errors or to develop the software further could be high. These errors may subject us to product liability claims. We have not experienced any product liability claims to date, but we may be subject to such claims in the future. We have insurance that would cover certain of these claims; however, a successful product liability claim brought against us could have a material adverse effect on our business, operating results and financial condition.

     Our stock ownership is highly concentrated.

     Upon the anticipated completion in the first quarter of 1999 of a proposed offering of common stock by certain existing stockholders, our executive officers, directors and their affiliates will beneficially own approximately
19.8 million shares (approximately 36.8%) of the outstanding common stock.
Also, our executive officers and directors and their affiliates hold options to acquire an additional 1.3 million shares of common stock. If exercised, these options, taken with the shares owned, would give the directors, officers and their affiliates beneficial ownership of approximately 38.3% of our common stock after the proposed public offering.

     Substantially all such persons and certain other significant stockholders have granted Hartmut Lademacher the right to vote, through December 31, 1999, all shares of common stock owned by them. As a result, Mr. Lademacher may be able to exert significant influence over the election of directors and the outcome of certain corporate actions requiring stockholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control.

     Certain measures that we have adopted may have anti-takeover effects.

     The Board of Directors has the authority to issue up to 225,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares, without stockholder action. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could discourage or make difficult the acquisition of a majority of our outstanding voting stock by a third party.

     Certain provisions of our Certificate of Incorporation and By-Laws and the Delaware General Corporation Law could delay or make more difficult a merger, tender offer or proxy contest involving us. In addition, our Board of Directors is divided into three classes with only one class being elected each year, and directors may only be removed by the affirmative vote of 80% or more of all classes of voting stock. Also, pursuant to our Stock Incentive Plan, all stock options granted to employees

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automatically vest and become exercisable upon certain triggering events leading up to a change of control. These factors may have the effect of delaying or preventing a change of control.

     The market price of our common stock may be volatile.

     There may be significant volatility in the market price of our common stock. The stock market has from time to time experienced significant price and volume fluctuations which may be unrelated to the operating performance of particular companies. Factors such as the following will vary from period to period:

     .  actual or anticipated operating results;
     .  growth rates;
     .  changes in estimates by analysts;
     .  industry conditions;
     .  competitors' announcements;
     .  regulatory actions; and
     .  general economic conditions.

As a result of these and other factors, our operating results from time to time may be below the expectations of public market analysts and investors. Any such event would likely have a material adverse effect on the market price of the common stock.

     Government regulation of our customers could negatively affect us.

     Currently, our business is not subject to direct government regulation; however, our existing and potential customers are subject to extensive regulation in many jurisdictions. Regulatory changes which affect our existing and potential customers could have a material adverse effect on our business, operating results and financial condition.

     Additional shares will become eligible for sale in the future

     The market price of our common stock could drop as a result of sales of large numbers of shares in the market, or the perception that such sales could occur. Several of our principal stockholders hold a significant portion of the outstanding common stock.

     We have approximately 52.8 million shares of common stock outstanding. Immediately after the proposed public offering, 10.9 million of these shares will be freely transferable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by our "affiliates," as defined in Rule 144 under the Securities Act. The remaining 41.9 million shares of common stock outstanding will be "restricted securities" as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or an exemption

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under the Securities Act. In addition, we have registered under the Securities
Act 16 million shares of common stock issuable under our Long-Term Incentive
Plan.

     Certain of our stockholders are entitled to demand and piggyback registration rights with respect to the shares that they own. Once registered, such shares generally will be eligible for immediate sale in the public market.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LHS Group Inc.
                                     (Registrant)



Date: March 1, 1999                  By /s/ Jerry W. Braxton
                                       --------------------------------
                                        Jerry W. Braxton
                                        Executive Vice President, Chief
                                        Financial Officer and Treasurer

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                               INDEX TO EXHIBITS
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Exhibit                Description
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99.1             Press Release dated February 22, 1999

99.2             Press Release dated February 22, 1999